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                                                                     Exhibit 5.2

                      [MARSHALL HILL CASSAS & de LIPKAU]

                              September 17, 2001

AGL Resources Inc.
817 West Peachtree Street, N.W.
Atlanta, Georgia  30308

     Re: Registration Statement on Form S-3 of AGL Resources Inc., AGL Capital Corporation and AGL Capital Trust III

Ladies and Gentlemen:

     We have acted as counsel to AGL Capital Corporation, a Nevada corporation ("AGL Capital"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") and the filing thereof with the Securities and Exchange Commission (the "Commission"), by AGL Resources, Inc. a Georgia corporation ("AGL Resources"), AGL Capital and AGL Capital Trust III, formed pursuant to a trust agreement executed by AGL Capital, as Sponsor, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein (the "Trust Agreement") and the filing of a Certificate of Trust with the Delaware Secretary of State on August 21, 2001 (the "Trust"). The Trust Agreement will be amended and restated and then qualified as an indenture under the Trust Indenture Act of 1939. Pursuant to the Registration Statement, AGL Resources, AGL Capital and the Trust intend to register under the Securities Act of 1933, as amended, any combination of (i) debt securities (the "Debt Securities") to be issued by AGL Resources and/or AGL Capital; (ii) the Trust Preferred Securities (as described in the Registration Statement) to be issued by the Trust; and (iii) the Junior Subordinated Debentures (as described in the Registration Statement) to be issued by AGL Capital.

     The proceeds of the Trust Preferred Securities will be invested in the purchase by the Trust of the Junior Subordinated Debentures. It is contemplated that AGL Capital will have the right at any time to terminate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Preferred Securities in liquidation of the Trust. In addition, the Trust automatically terminates on the first to occur of certain events, including bankruptcy or dissolution, expiration of the term of the Trust, the entry of an order for the dissolution of the Trust by a court and other events described in the Registration Statement.

     The Registration Statement utilizes the shelf registration process. The Registration Statement and the prospectus which forms a part of it provides a general description of the Trust Preferred Securities, the Debt Securities, the Junior Subordinated Debentures and guarantees of the Debt Securities and the Junior Subordinated Debentures. Each time AGL Capital, AGL Resources and the Trust sells any of the Trust Preferred Securities or Debt Securities, a prospectus supplement will be provided and filed that will contain specific information about the terms of that offering.
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     Our Opinion (as defined below) is furnished solely with regard to the
Registration Statement, pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K, may be relied upon only in connection with the Registration Statement and may not otherwise be used, quoted or referred to by or filed with any other person or entity without our prior written permission. The only opinion rendered consists of the matters set forth in the second and third from the last paragraphs of this letter (our "Opinion"), and no opinion is implied or to be inferred beyond such matter. Additionally, our Opinion is based on and subject to the qualifications, limitations and exceptions set forth in this letter.

     In rendering our Opinion, we have examined copies of only the following documents:

     (i)   the Registration Statement;

     (ii) the Articles of Incorporation of AGL Capital as filed with the Nevada Secretary of State's Office on September 15, 2001;

     (iii) the Bylaws of AGL Capital as adopted by the Board of Directors of AGL Capital on September 25, 2000;

     (iv) Unanimous Written Consent of the Board of Directors of AGL Capital dated as of August 23, 2001, authorizing and approving the Registration Statement, the formation of the Trust, and the issuance and sale of the Debt Securities and the Junior Subordinated Debentures by AGL Capital and matters related thereto;

     (v) the Officer's Certificate of Paul R. Shlanta of AGL Capital dated September 17, 2001; and

     (vi) the Certificate of Corporate Existence with respect to AGL Capital issued on August 22, 2001 by the Nevada Secretary of State.

     In making all of our examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the authenticity of the originals of such documents. We also have assumed the due execution and delivery of all documents by any persons or entities where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

     As to all questions of fact that are material to our Opinion, we have relied upon the factual statements set forth in the Registration Statement, in the certificate of an officer of AGL Capital, item (iv) above, and in the certificates of various public officials. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

     The members of this firm are admitted to the bar of the State of Nevada and are duly qualified to practice law in that state. We do not herein express any opinion concerning any matter respecting or affected by any laws other than the laws of the State of Nevada that are now
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in effect and that, in the exercise of reasonable professional judgment, are normally considered in transactions such as those contemplated by the issuance and sale of the Debt Securities issued by AGL Capital (the "AGL Capital Debt Securities") and the Junior Subordinated Debentures. The Opinion hereinafter set forth is based upon pertinent laws and facts in existence as of the date hereof and we expressly disclaim any obligation to advise you of any changes to such pertinent laws or facts that may hereafter come to our attention.

     Based upon and subject to the foregoing, and assuming (a) that the Board of Directors of AGL Resources, or a committee thereof, and the Board of Directors of AGL Capital or duly constituted Pricing Committee thereof, duly authorizes by proper corporate action the terms and issuance of the AGL Capital Debt Securities and the guarantees thereof to be executed by AGL Resources, (b) the indenture dated as of February 20, 2001, as supplemented and modified as necessary (the "Debt Securities Indenture"), pursuant to which the AGL Capital Debt Securities are issued has been duly qualified under the Trust Indenture Act of 1939, as amended, and (c) the due execution, authentication, issuance and delivery of the AGL Capital Debt Securities by AGL Capital upon payment of the consideration therefor as provided in the Debt Securities Indenture and as described in the Registration Statement and prospectus contained therein as properly supplemented by a duly filed prospectus supplement, we are of the opinion that the AGL Capital Debt Securities will constitute valid and binding obligations of AGL Capital.

     Based upon and subject to the foregoing, and assuming (a) that the Board of Directors of AGL Resources, or a committee thereof, and the Board of Directors of AGL Capital or duly constituted Pricing Committee thereof duly authorizes by proper corporate action the terms and issuance of the Junior Subordinated Debentures and the guarantees thereof to be executed by AGL Resources, (b) the indenture pursuant to which the Junior Subordinated Debentures are to be issued (the "JSD Indenture") is properly drafted, executed, delivered and qualified under the Trust Indenture Act of 1939, as amended, and (c) the due execution, authentication, issuance and delivery of the Junior Subordinated Debentures by AGL Capital upon payment of the consideration therefor as provided in the JSD Indenture and as described in the Registration Statement and prospectus contained therein as properly supplemented by a duly filed prospectus supplement, we are of the opinion that the Junior Subordinated Debentures will constitute valid and binding obligations of AGL Capital.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" set forth in the prospectus forming a part of the Registration Statement.

                              MARSHALL HILL CASSAS & de LIPKAU


                              By /s/ John P. Fowler, Esq.
                                 ---------------------------------
                                    John P. Fowler, Esq.

JPF/lbe